     As filed with the Securities and Exchange Commission on November 20, 1996
                                                 Registration No. 333-
     ------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DYNATECH CORPORATION
                ------------------------------------------------
               (Exact name of issuer as specified in its charter)


              Massachusetts                               04-2258582
     -------------------------------                  -------------------
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)


               3 New England Executive Park, Burlington, MA 01803
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                       -----------------------------------
                            (Full title of the plan)


                                  John F. Reno
                              Dynatech Corporation
                          3 New England Executive Park
                         Burlington, Massachusetts 01803
                    -----------------------------------------
                     (Name and address of agent for service)


                                 (617) 272-6100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

   Title of                       Proposed           Proposed
  Securities      Amount to       Maximum            Maximum         Amount of
    to be             be       Offering Price        Aggregate     Registration
  Registered      Registered    Per Share(1)     Offering Price(1)      Fee
  -------------   ----------   --------------    ----------------- ------------

  Common Stock,   600,000         $58.00          $34,800,000       $10,546
  $.20 par         shares
  value


  --------------------------

    (1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices as reported by the Nasdaq National Market on November 15, 1996, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.



                               Page 1 of 11 pages.
                         Exhibit Index begins on page 8.

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Part I is included in documents sent or given to participants in the 1996 Employee Stock Purchase Plan of Dynatech Corporation, a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference.
                       -----------------------------------------------

              The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to
              Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Sections 13(a) or
              15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (i) above.

                   (3) The description of the Common Stock, $.20 par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

              Item 4.  Description of Securities.
                       -------------------------

              Not applicable.

              Item 5.  Interests of Named Experts and Counsel.
                       --------------------------------------

              Not applicable.


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


              Item 6.  Indemnification of Directors and Officers.
                       -----------------------------------------

              The Company's Articles of Organization (the "Articles") provide that except as limited by law, the Company shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding resulting from their serving as an officer or director, except that no indemnification shall be provided regarding any matter as to which it shall be adjudicated that such director or officer did not act in good faith and in the reasonable belief that his or her action was in the best interests of the Company. In addition, the Articles provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provisions of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Business Corporation Law of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

              The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

              Item 7.   Exemption form Registration Claimed.
                        -----------------------------------

              Not applicable.

              Item 8.   Exhibits.
                        --------

              The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

              Item 9.   Undertakings.
                        ------------

              1.   The Registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on November 19, 1996.

                                       DYNATECH CORPORATION


                                       By: /s/ John F. Reno
                                           ------------------------------------
                                           John F. Reno
                                           President and Chief Executive
                                           Officer


                                POWER OF ATTORNEY


              KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Dynatech Corporation hereby severally constitute John
         F. Reno, Allan M. Kline and Peter B. Tarr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Dynatech Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


    Signatures                         Capacity                  Date
    ----------                         --------                  ----


 /s/  John F. Reno              Chairman of the Board        November 19, 1996
 ---------------------------    of Directors, President,
 John F. Reno                   Chief Executive Officer
                                     and Director



 /s/  Allan M. Kline           Vice President, Chief         November 19, 1996
 ---------------------------   Financial Officer and
 Allan M. Kline                Treasurer (Principal
                                Financial Officer)


 /s/ Robert W. Woodbury, Jr.    (Principal Accounting        November 19, 1996
 ---------------------------          Officer)
 Robert W. Woodbury, Jr.


 /s/ Ronald L. Bittner                Director               November 19, 1996
 ---------------------------
 Ronald L. Bittner


                                      Director
 ---------------------------
 William R. Cook


 /s/ O. Gene Gabbard                  Director               November 19, 1996
 ---------------------------
 O. Gene Gabbard


 /s/ L. Dennis Kozlowski              Director               November 19, 1996
 ---------------------------
 L. Dennis Kozlowski


 /s/ Richard K. Lochridge             Director               November 19, 1996
 ---------------------------
 Richard K. Lochridge


 /s/ Robert G. Paul                   Director               November 19, 1996
 ---------------------------
 Robert G. Paul


 /s/ Peter van Cuylenburg             Director               November 19, 1996
 ---------------------------
 Peter van Cuylenburg

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                                  EXHIBIT INDEX
                                  -------------


         Exhibit                                                Sequential
         Number                                                 Page Number
         ------                                                 -----------


         3.1       Restated Articles of Organization - filed         --
                   as Exhibit 3(1) to the Registrant's Annual
                   Report on Form 10-K for the fiscal year
                   ending March 31, 1996 and incorporated
                   herein by reference.

         3.2 By-Laws filed as Exhibit 3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1992 and incorporated herein by
                   reference.                                        --

         4.1       Specimen Certificate of Common Stock of the       --
                   Registrant - filed as Exhibit 4.1 to the Registration Statement on Form S-8
                   (File No. 33-192080) and incorporated herein by reference.

         5.1       Opinion of Hale and Dorr.                          9

         23.1      Consent of Hale and Dorr (included in             --
                   Exhibit 5.1).

         23.2      Consent of Coopers & Lybrand L.L.P.               11

         24.1      Power of Attorney (included in the signature      --
                   pages of this Registration Statement).





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